EXECUTION VERSION

STOCKHOLDERS AGREEMENT
among
ARTISAN PARTNERS ASSET MANAGEMENT INC.,
ARTISAN INVESTMENT CORPORATION,
and
THE STOCKHOLDERS NAMED HEREIN

Dated as of March 12, 2013

TABLE OF CONTENTS
		Page
ARTICLE I
DEFINITIONS AND OTHER MATTERS
Section 1.1	Definitions	2
Section 1.2	Gender	5
ARTICLE II
VOTING AGREEMENT
Section 2.1		5
ARTICLE III
STOCKHOLDERS' COMMITTEE
Section 3.1	Initial Membership and Composition	6
Section 3.2	Membership Criterion	6
Section 3.3	Replacement of Members	6
Section 3.4	Determinations of and Actions by the Stockholders’ Committee	6
Section 3.5	Vote Required for Actions	7
ARTICLE IV
RIGHTS AND OBLIGATIONS OF AIC
Section 4.1	Rights and Obligations of AIC	7
ARTICLE V
BOARD APPOINTMENT RIGHTS
Section 5.1	Certain Obligations of the Stockholders’ Committee	8
Section 5.2	APAM’s Obligations	10
Section 5.3	Board Observer	10
ARTICLE VI
LIMITATIONS ON TRANSFER OF SHARES
Section 6.1	Restrictions on Transfer of Class B Common Stock; Issuance of Additional Common Stock	11
Section 6.2	Transfer of Convertible Preferred Stock and Preferred Units	11
ARTICLE VII
REPRESENTATIONS AND WARRANTIES and Covenants
ARTICLE VIII
OTHER AGREEMENTS OF THE PARTIES
Section 8.1	Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control; Representatives, Successors and Assigns	13
Section 8.2	Further Assurances	14
Section 8.3	Actions on Behalf of Holders of Convertible Preferred Stock	14
ARTICLE IX
MISCELLANEOUS
Section 9.1	Term of the Agreement; Termination of Certain Provisions	15
Section 9.2	Amendments and Waivers	15
Section 9.3	Governing Law	16
Section 9.4	Consent to Jurisdiction	16
Section 9.5	Waiver of Jury Trial	16
Section 9.6	Specific Enforcement	16

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STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT, dated as of March 12, 2013 (this “Agreement”), is entered into among Artisan Partners Asset Management Inc., a Delaware corporation (“APAM”), Artisan Investment Corporation, a Delaware corporation (“AIC”), each Person listed on Schedule A, as such Schedule A may be amended from time to time in accordance with the terms of this Agreement (each such Person, together with AIC, a “Covered Person”), executing this Agreement or a joinder (“Joinder A”) substantially in the form attached as Exhibit A, and each Person listed on Schedule B, as such Schedule B may be amended from time to time in accordance with the terms of this Agreement (each such Person, a “Designating Stockholder”), executing this Agreement or a joinder (“Joinder B”, and together with Joinder A, the “Joinders”) substantially in the form attached as Exhibit B.
W I T N E S S E T H:
WHEREAS, the Covered Persons are initially AIC and employee-partners of APAM’s Subsidiaries who beneficially own shares of Class B Common Stock;
WHEREAS, in the future, employees (other than employee-partners) of APAM or APAM’s Subsidiaries to whom APAM has issued shares of its common stock will become Covered Persons;
WHEREAS, the Designating Stockholders are certain Persons who beneficially own Preferred Units and shares of Convertible Preferred Stock; and
WHEREAS, in connection with the initial public offering (the “IPO”) of the Class A Common Stock of APAM, the parties to this Agreement deem it in their best interests to agree to certain restrictions on the transfer of Common Stock, to form a Stockholders’ Committee having the powers set forth in this Agreement and to make certain agreements regarding the voting of capital stock of APAM as described herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS AND OTHER MATTERS
Section 1.1    Definitions.
(a)    The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:
This “Agreement” shall have the meaning ascribed to such term in the Preamble.
“AIC” shall have the meaning ascribed to such term in the Preamble.
“AIC Designee” shall mean a Person designated from time to time by AIC pursuant to Section 4.1(a) to serve on the Stockholders’ Committee, which Person shall initially be Andrew A. Ziegler.
“APAM” shall have the meaning ascribed to such term in the Preamble.
A “beneficial owner” of a security includes any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security, but for purposes of this Agreement a Person shall not be deemed a beneficial owner of (A) Common Stock solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5, (B) Common Stock solely by virtue of the possession of the legal right to vote securities under applicable state or other law (such as by proxy or power of attorney) or (C) Common Stock held of record by a “private foundation” subject to the requirements of Section 509 of the Code. “Beneficially own” and “beneficial ownership” shall have correlative meanings.
“Board” shall mean the board of directors of APAM.
“Bylaws” shall mean the Bylaws of APAM, as amended, restated or otherwise modified from time to time.
“Certificate of Incorporation” means the Certificate of Incorporation of APAM, as amended, restated or otherwise modified from time to time.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.
“Common Stock” shall mean, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock of APAM.
“Covered Common Stock” shall mean those shares of Common Stock that are beneficially owned at any particular time by a Covered Person and that were acquired by such Covered Person from APAM or a Subsidiary of APAM. For the avoidance of doubt, Covered

Common Stock does not include shares of Common Stock that a Covered Person acquires on the open market.
“Covered Person” shall have the meaning ascribed to such term in the Preamble.
“Designating Stockholders” shall have the meaning ascribed to such term in the Preamble.
“Director Designee” shall mean a Person designated for election to the Board for whom the Stockholders’ Committee is required to vote pursuant to Section 5.1(a).
“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.
“Exchange Act Rule” shall mean such rule or regulation of the SEC under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.
“First Year Lock-Up Expiration Date” shall have the meaning ascribed to such term in the Resale and Registration Rights Agreement, dated on or about the date hereof, by and among APAM and the stockholders party thereto, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.
“Holdings” shall mean Artisan Partners Holdings LP, a Delaware limited partnership, and any successor thereto.
“IPO” shall have the meaning ascribed to such term in the Recitals.
“Joinders” refers to “Joinder A” together with “Joinder B” and each shall have the meaning ascribed to the respective term in the Preamble.
“Limited Partner” shall mean a Person who holds one or more Common Units or Preferred Units.
“Membership Criterion” shall have the meaning ascribed to such term in Section 3.2.
“Partnership Agreement” shall mean the Fourth Amended and Restated Limited Partnership Agreement of Holdings, dated on or about the date hereof, as amended, restated or otherwise modified from time to time.
A “Person” shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.
“Preferential Voting Rights” shall refer to the entitlement of Class B Common Stock to more votes per share than the Class A Common Stock pursuant to the Certificate of Incorporation.

“Preferred Interest Majority” shall have the meaning ascribed to such term in Section 5.1(a)(i).
“SEC” shall mean the United States Securities and Exchange Commission.
“Stockholders’ Committee” shall mean the body constituted pursuant to Article III hereof to administer the terms and provisions of this Agreement pursuant to Article V hereof.
“Sole Beneficial Owner” shall mean a person who is the beneficial owner of shares of Common Stock, who does not share beneficial ownership of such shares of Common Stock with any other person (other than pursuant to this Agreement or applicable community property laws) and who is the only person (other than pursuant to applicable community property laws) with a direct economic interest in such shares of Common Stock. The interest of a spouse or a domestic partner in a joint account, and an economic interest of APAM as pledgee, shall be disregarded for this purpose.
“Stock Subdivision or Combination” means any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Class A Common Stock.
“Transfer” shall mean any direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation, or other transfer or disposition, for consideration or otherwise, whether voluntarily, involuntarily, by operation of law or otherwise, by a Covered Person of a share of Covered Common Stock, or any legal or beneficial ownership therein, including, without limitation, voting or economic interests therein and warrants, options or other rights to acquire a share of Covered Common Stock or a legal or beneficial ownership therein.
“vote” shall include actions taken or proposed to be taken by written consent.
(b)    Each of the following terms shall have the meaning ascribed to such term in the Partnership Agreement: “Class A Common Unit”; “Class B Common Unit”; “Class D Common Unit”; “Common Unit”; “Partnership Contingent Value Rights”; “Preferred Unit”; “Preferred Unit Holder”; “Public Company Contingent Value Rights”; and “Public Company Contingent Value Rights Agreement”.
(c)    Each of the following terms shall have the meaning ascribed to such term in the Certificate of Incorporation: “Cause”; “Class A Common Stock”; “Class B Common Stock”; “Class C Common Stock”; “Convertible Preferred Stock”; and “Trading Day”.

Section 1.2    Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.
ARTICLE II
VOTING AGREEMENT
Section 2.1    Irrevocable Proxy and Power of Attorney.
(a)    By signing this Agreement or a Joinder A, each Covered Person irrevocably appoints and constitutes the members of the Stockholders’ Committee, acting jointly or each and any of them acting in his or her capacity as a member of the Stockholders’ Committee in accordance with the other provisions hereof, with full power of substitution and resubstitution, as its true and lawful proxy to vote, abstain from voting or otherwise act, for and in such Covered Person’s name, place and stead, with respect to all of the Covered Person’s Covered Common Stock as of the relevant record date or other date used for purposes of determining holders of Common Stock entitled to vote or take any action, as fully, to the same extent and with the same effect as such Covered Person might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation. The proxy granted the members of the Stockholders’ Committee pursuant to this Section 2.1(a) shall revoke all prior proxies granted by the Covered Person with respect to the Covered Shares, shall be irrevocable during the term set forth in the last sentence of this Section 2.1(a), shall survive the bankruptcy or dissolution of the Covered Person and shall be deemed to be coupled with an interest sufficient at law to support an irrevocable power. For the avoidance of doubt, the members of the Stockholders’ Committee are authorized to vote Covered Common Stock in favor of the election of one or more members of the Stockholders’ Committee in elections of directors of APAM. Each Covered Person agrees that this irrevocable proxy may be exercised by the members of the Stockholders’ Committee with respect to all Covered Common Stock of such Covered Person for the period beginning on the effective date of this Agreement and ending on the earlier of (i) the date this Agreement shall have been terminated pursuant to Section 9.1(a) and (ii) the date of termination of this Agreement as to such Covered Person pursuant to Section 9.1(b).
(b)    By signing this Agreement or a Joinder A, each Covered Person irrevocably appoints and constitutes the members of the Stockholders’ Committee, acting jointly or each and any of them acting in his or her capacity as a member of the Stockholders’ Committee in accordance with the other provisions hereof, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact to direct the voting of any Covered Common Stock held of record by any other Person but beneficially owned by such Covered Person, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 2.1 as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by each Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned Persons with respect to all Covered

Common Stock of such Covered Person, and held of record by another Person, for the period beginning on the effective date of this Agreement and ending on the earlier of (i) the date this Agreement shall have been terminated pursuant to Section 9.1(a) and (ii) the date of termination of this Agreement as to such Covered Person pursuant to Section 9.1(b). The power of attorney granted by the Covered Person hereunder is a durable power of attorney and shall survive the dissolution or bankruptcy of the Covered Person and shall revoke any and all prior powers of attorney granted by the Covered Person with respect to the shares of Covered Common Stock subject hereto.

ARTICLE III
STOCKHOLDERS’ COMMITTEE
Section 3.1    Initial Membership and Composition. The Stockholders’ Committee shall at all times consist of three Persons. The initial members of the Stockholders’ Committee shall be the AIC Designee, Eric R. Colson and James C. Kieffer.
Section 3.2    Membership Criterion. The members of the Stockholders’ Committee, other than the AIC Designee (who may be any Person designated by AIC and shall initially be Andrew A. Ziegler), shall be Covered Persons who are employees of, or other Persons whose full-time or part-time professional efforts are devoted to providing services to, APAM or one or more of its Subsidiaries (the “Membership Criterion”).
Section 3.3    Replacement of Members. If (i) any member of the Stockholders’ Committee ceases to satisfy the Membership Criterion or resigns or (ii) AIC no longer has the right to designate a member of the Stockholders’ Committee, such member or the AIC Designee, as applicable, shall immediately cease to be a member of the Stockholders’ Committee. The chief executive officer of APAM, if he is a Covered Person and not already a member of the Stockholders’ Committee, shall replace such member of the Stockholders’ Committee, provided that if such member was the AIC Designee and AIC continues to have the right to designate one member of the Stockholders’ Committee, AIC shall select the replacement. If the chief executive officer of APAM is not a Covered Person or is already a member of the Stockholders’ Committee, and there are two remaining members of the Stockholders’ Committee, such remaining members shall jointly select another Covered Person who satisfies the Membership Criterion to replace such member. If such remaining members cannot agree on a third member or if there are fewer than two remaining members of the Stockholders’ Committee, then the member or members of the Stockholders’ Committee, as applicable, will be selected by the vote of Covered Persons holding a majority of the aggregate number of shares of Covered Common Stock from among candidates nominated by the five Covered Persons (other than AIC) who hold, at such time, the largest number of shares of Covered Common Stock.
Section 3.4    Determinations of and Actions by the Stockholders’ Committee.
(a)    Except for the designation of Director Designees under Section 5.1(a), all determinations necessary or advisable under this Agreement with respect to the Covered Persons (including determinations of beneficial ownership and status as a Covered Person) shall be made by the Stockholders’ Committee, the determinations of which, absent manifest error, shall be final and binding.
(b)    Each Covered Person and each Designating Stockholder recognizes and agrees that the members of the Stockholders’ Committee in acting hereunder shall at all times be acting in their capacities as members of the Stockholders’ Committee and not as directors or officers of APAM and in so acting or failing to act shall not have any fiduciary duties to the Covered Persons or Designating Stockholders as a member of the Stockholders’ Committee by virtue of the fact that one or more of such members may also be serving as a director or officer of APAM or otherwise.
(c)    The Stockholders’ Committee may act at a meeting (in person or telephonically) or by a written instrument signed by the number of members the consent or approval of which is otherwise required for action. Meetings of the Stockholders’ Committee may be held at any time or place, whenever called by any member of the Stockholders’ Committee. Reasonable notice thereof will be given by the member or members calling the meeting.
(d)    Any member of the Stockholders’ Committee may resign at any time upon written notice to APAM and the other members of the Stockholders’ Committee. Such resignation will take effect at the time specified in the related notice, and unless otherwise specified in the notice no acceptance of the resignation will be necessary to make it effective.

Section 3.5    Vote Required for Actions. At any time that the AIC Designee has the sole right to determine how to vote all Covered Common Stock pursuant to Section 4.1(b), the AIC Designee’s vote or consent shall be the act of the Stockholders’ Committee. At any other time, the vote or consent, as applicable, of at least two members of the Stockholders’ Committee present at a meeting of the Stockholders’ Committee or acting by written consent (or of the sole member of the Stockholders’ Committee, if there is only one such member) shall be the act of the Stockholders’ Committee.
ARTICLE IV
RIGHTS AND OBLIGATIONS OF AIC
Section 4.1    Rights and Obligations of AIC.
(a)    Right to Designate. AIC shall have the right to designate one member of the Stockholders’ Committee (the AIC Designee) at all times until the earliest to occur of (i) Andrew A. Ziegler’s death or disability, (ii) the voluntary termination of Andrew A. Ziegler’s employment with APAM, and (iii) 180 days after the effective date of Andrew A. Ziegler’s involuntary termination of employment with APAM.
(b)    Rights of the AIC Designee. As long as (i) AIC has the right to designate a member of the Stockholders’ Committee pursuant to Section 4.1(a) and (ii) the AIC Designee consults in good faith, or participates in the activities of the Stockholders’ Committee so as to be available to consult in good faith, with the other members of the Stockholders’ Committee, the AIC Designee shall have the sole right to determine how to vote all Covered Common Stock with respect to all matters submitted to a vote of the holders of Common Stock, subject to Section 5.1.

ARTICLE V
BOARD APPOINTMENT RIGHTS
Section 5.1    Certain Obligations of the Stockholders’ Committee.
(a)    Obligation to Vote. On any proposal regarding the election of directors to the Board on which the holders of Common Stock are entitled to vote, the Stockholders’ Committee shall vote the Covered Common Stock in support of the election of the Director Designees, who are, and shall be designated, as follows:
(i)    subject to Section 5.1(e), Allen R. Thorpe or any Director Designee designated by the Designating Stockholders holding a majority of the aggregate number of outstanding Preferred Units and Convertible Preferred Stock taken together (excluding any Preferred Units held by APAM) (such majority, the “Preferred Interest Majority”), provided that:
(A)    such Designating Stockholders are collectively, at the time of delivery of the written notice described in clause (B) below, the beneficial owners of at least 5% of the aggregate number of outstanding shares of Common Stock and Convertible Preferred Stock taken together; and
(B)     such Designating Stockholders shall have provided the Stockholders’ Committee and APAM with a written notice identifying their Director Designee that is duly authorized by the Preferred Interest Majority and satisfies the requirements of Section 1.13 (or any successor provision) of the Bylaws.
(ii)    (A) Matthew R. Barger or, (B) in the event a successor has been designated pursuant to Section 5.1(d), the election of such successor; provided that, in the case of both clause (A) and clause (B), the holders of the Class A Common Units are collectively, at the time of delivery of the written notice described in Section 5.1(d) or at the time such notice would have been required to be delivered had a successor nominee been nominated, the beneficial owners of at least 5% of the aggregate number of outstanding shares of Common Stock and Convertible Preferred Stock taken together, and, in the case of clause (B) only, the written notice described in Section 5.1(d) has been provided if required by Section 5.1(d);
(iii)    Andrew A. Ziegler or any Director Designee designated by AIC; provided that (A) AIC is, at the time of delivery of the written notice described in clause (B) below, the beneficial owner of at least 5% of the aggregate number of outstanding shares of Common Stock and Convertible Preferred Stock taken together and (B) AIC provides the Stockholders’ Committee and APAM with a written notice identifying its Director Designee that is duly authorized and satisfies the requirements of Section 1.13 (or any successor provision) of the Bylaws; and
(iv)    Eric R. Colson or any Director Designee designated by the Stockholders’ Committee who meets the Membership Criterion, is a Limited Partner at the time the votes for such Director Designee are cast and satisfies the requirements of Section 1.13 (or any successor provision) of the Bylaws.
(b)    Notwithstanding anything to the contrary herein, the Stockholders’ Committee shall have no obligation to vote the Covered Common Stock in support of any Director Designee who is not one of the directors nominated for election.
(c)    The Stockholders’ Committee shall not vote the Covered Common Stock in favor of the removal from the Board of any director designated pursuant to clause (i), (ii) or (iii) of Section 5.1(a) for any reason other than for Cause. If a director so designated is removed from the Board (a “Removed Director”), then the Stockholders’ Committee shall (i) use its reasonable best efforts to cause a Director Designee designated in accordance with the same clause of Section 5.1(a) pursuant to which such Removed Director was designated to be nominated to fill the vacancy on the Board and (ii) vote the Covered Common Stock in favor of the Director Designee designated pursuant to clause (i) of this Section 5.1(c).
(d)    Successor to Section 5.1(a)(ii) Nominee. Any director nominated pursuant to Section 5.1(a)(ii) shall be entitled to designate his successor unless he is removed from the Board for Cause; provided that the designating director shall have provided the Stockholders’ Committee and APAM with a written notice identifying such successor Director Designee that satisfies the requirements of Section 1.13 (or any successor provision) of the Bylaws. If such director shall have been removed for Cause or failed to nominate his successor, the Stockholders’ Committee shall designate such successor that satisfies the requirements of Section 2.17 (or any successor provision) of the Bylaws. The successor designated pursuant to this Section 5.1(d) must be a holder of Class A Common Units.
(e)    Recusal of Director Who Was Designating Stockholders’ Nominee. For so long as the Public Company Contingent Value Rights or the Partnership Contingent Value Rights remain outstanding, if, as of any Trading Day following the First Year Lock-Up Expiration Date, the combined interests in APAM and Holdings beneficially owned by the Designating Stockholders constitutes a net short position (as determined in good faith by the Board) and at least two-thirds of the Board (excluding the director nominated pursuant to Section 5.1(a)(i)) votes in favor of a resolution requesting that the director nominated pursuant to Section 5.1(a)(i) no longer participate in (and recuse himself or herself from) meetings of the Board, then the Designating Stockholders shall use their best efforts to cause such director to comply with such request as promptly as practicable and until the Board determines, by a vote of a majority of the Board (excluding the director nominated pursuant to Section 5.1(a)(i)), that such net short position ceases to exist. For the avoidance of doubt, the director nominated pursuant to Section

5.1(a)(i) and the Designating Stockholders shall have sole responsibility with respect to compliance with any laws or rules applicable to such director or such Designating Stockholders.
(f)    Provide Notice of Director Nomination to APAM. Upon the designation of any Director Designee pursuant to this Section 5.1, the Stockholders’ Committee shall provide APAM with a notice satisfying the requirements of Section 1.13 (or any successor provision) of the Bylaws identifying such Director Designee.
(g)    For so long as the Designating Stockholders have the right to designate a director pursuant to Section 5.1(a)(i), the Designating Stockholders shall also have the right to have such director serve on the compensation committee of the Board, to the extent such director is not prohibited from serving on the compensation committee under SEC and New York Stock Exchange rules applicable to the Company.
(h)    For so long as the Designating Stockholders are collectively the beneficial owners of at least 5% of the aggregate number of outstanding shares of Common Stock and Convertible Preferred Stock taken together or the director designated pursuant to Section 5.1(a)(i) serves on the Board, the Stockholders’ Committee shall not vote the Covered Common Stock in favor of any amendment or modification to, repeal of or the adoption of any provision inconsistent with Article XIII of the Certificate of Incorporation.
Section 5.2    APAM’s Obligations. APAM shall be required to (i) recommend to the holders of its Common Stock the election of any Director Designee at each annual meeting of APAM, (ii) use its best efforts to have such Director Designees elected as directors, and (iii) solicit proxies for such Director Designees to the same extent it does for any of its other director nominees, in each case, subject to the applicable fiduciary duties of the Board and satisfaction of all legal and governance requirements regarding such Director Designee’s service as a director of the Company; provided that APAM shall have no duties pursuant to this Section 5.2 with respect to any Director Designee if (A) the Stockholders’ Committee fails to provide APAM with the notice contemplated by Section 5.1(f) or (B) such notice is deficient and such failure or deficiency is not cured within 10 days following the receipt of written notice of such failure or deficiency by the Stockholders’ Committee and the Stockholder(s) designating such Director Designee (it being understood that either the Stockholders’ Committee or such Stockholder(s) may cure such failure or deficiency).
Section 5.3    Board Observer.
(a)    Appointment. By (i) providing written notice to the Stockholders’ Committee and APAM that is duly authorized by the Preferred Interest Majority and (ii) causing the Director Designee designated pursuant to Section 5.1(a)(i) to resign from the Board if he or she has not already done so, the Designating Stockholders may permanently and irrevocably forfeit their right to designate a Director Designee pursuant to this Agreement effective upon the later of the satisfaction of clauses (i) and (ii) of this sentence. If, and only if, the Designating Stockholders have forfeited their right to designate a Director Designee pursuant to the preceding sentence, the Designating Stockholders, so long as they would otherwise have the right to designate a Director Designee pursuant to Section 5.1(a)(i), shall have the right to appoint one observer to the Board, who shall be chosen by the Preferred Interest Majority.
(b)    Board Observer Rights. Any Board observer appointed pursuant to Section 5.3(a) shall be entitled to attend meetings of the Board (and, consistent with the Bylaws of the Company as they apply to directors, committees thereof) and to receive all information provided to the members of the Board and the committees thereof (including minutes of previous meetings of the Board and the committees thereof); provided, that (i) the Board observer shall not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees; (ii) APAM may withhold information or materials from the Board observer and exclude such Board observer from any meeting or portion thereof if (as determined by a vote of at least two-thirds of the Board) access to such information or materials or attendance at such meeting (A) would result in a conflict of interest, (B) would adversely affect the attorney-client or work product privilege between APAM and its counsel, or (C) is otherwise required to avoid any disclosure that is restricted by any agreement with another person; and (iii) subject to Article XIII of the Certificate of Incorporation, the Board observer shall be subject to the same obligations as directors of the Board with respect to confidentiality, conflicts of interest and misappropriation of corporate opportunities (and shall provide, prior to attending any meetings or receiving any information or materials, such agreements, undertakings or assurances to such effect as may be requested by APAM). For the avoidance of doubt, any Board observer appointed pursuant to Section 5.3(a) and the Designating Stockholders shall have sole responsibility with respect to compliance with any laws or rules applicable to such board observer or such Designating Stockholders.

ARTICLE VI
LIMITATIONS ON TRANSFER OF SHARES
Section 6.1    Restrictions on Transfer of Class B Common Stock; Issuance of Additional Common Stock. No Covered Person shall Transfer any shares of Class B Common Stock unless the transferee has executed and delivered a Joinder A substantially in the form of Exhibit A. If APAM issues additional shares of common stock to employees (including employee-partners) of APAM or its Subsidiaries, the proposed recipient of any such shares shall be required to execute and deliver a Joinder A substantially in the form of Exhibit A. APAM shall amend Schedule A as necessary from time to time to reflect any changes in the Covered Persons pursuant to this Section 6.1.
Section 6.2    Transfer of Convertible Preferred Stock and Preferred Units. Any Person (other than APAM) acquiring any shares of Convertible Preferred Stock or Preferred Units may become a Designating Stockholder hereunder by executing and delivering a Joinder B substantially in the form of Exhibit B. Any Person who ceases to hold any shares of Convertible Preferred Stock or Preferred Units shall cease to be a Designating Stockholder hereunder. APAM shall amend Schedule B to reflect any changes in the Designating Stockholders pursuant to this Section 6.2.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES AND COVENANTS
Each Covered Person severally represents and warrants or agrees, as applicable, for himself that:
(a)    Such Covered Person has (and, with respect to shares of Common Stock to be acquired, will have) good, valid and marketable title to the shares of Common Stock subject to the transfer restrictions in Section 6.1, if applicable, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, an agreement with APAM by which such Covered Person is bound and to which the shares of Common Stock are subject or as permitted by the policies of APAM in effect from time to time;
(b)    Such Covered Person has (and, with respect to shares of Common Stock to be acquired, will have) the right to vote pursuant to Section 2.1 of this Agreement all shares of Common Stock of which the Covered Person is the Sole Beneficial Owner; and
(c)    If the Covered Person is not a natural person:
(i)    such Covered Person is duly organized and validly existing in good standing under the laws of the jurisdiction of such Covered Person’s formation;
(ii)    such Covered Person has full right, power and authority to enter into and perform this Agreement;
(iii)    the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized, and no further proceedings on the part of such Covered Person are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed by such Covered Person;
(iv)    the Person signing this Agreement on behalf of such Covered Person has been duly authorized by such Covered Person to do so;
(d)    this Agreement constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles);
(e)    neither the execution and delivery of this Agreement by such Covered Person nor the consummation of the transactions contemplated herein conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement or instrument to which such Covered Person is a party or by which the assets of such Covered Person are bound (including without limitation the organizational documents of such Covered Person, if such Covered Person is other than a natural person), or constitutes a default under any of the foregoing, or violates any law or regulation;

(f)    such Covered Person has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities, and any other Person, if any (including the consent of the spouse of such Covered Person with respect to the interest of such spouse in the shares of Common Stock of such Covered Person if the consent of such spouse is required; such consent in substantially the form of Exhibit C hereto), required to permit such Covered Person to enter into this Agreement and to consummate the transactions contemplated herein;
(g)    there are no actions, suits or proceedings pending, or, to the knowledge of such Covered Person, threatened against or affecting such Covered Person or such Covered Person’s assets in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of such Covered Person to perform this Agreement;
(h)    the performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which such Covered Person is subject; and
(i)    no statement, representation or warranty made by such Covered Person in this Agreement, nor any information provided by such Covered Person for inclusion in a registration statement filed by APAM in connection with the IPO contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.
(j)    Each Covered Person severally, and not jointly, agrees for himself that the foregoing provision of this Article VII shall be a continuing representation and covenant by him during the period that he shall be a Covered Person, and he shall take all actions as shall from time to time be necessary to cure any breach or violation and to obtain any authorizations, consents, approvals and clearances in order that such representations shall be true and correct during that period.
ARTICLE VIII
OTHER AGREEMENTS OF THE PARTIES
Section 8.1    Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control; Representatives, Successors and Assigns.
(a)    In the event of any change in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the terms “Class A Common Stock”, “Class B Common Stock”, “Class C Common Stock” and “Convertible Preferred Stock”, as applicable, shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Common Stock and Convertible Preferred Stock, as applicable. Upon the occurrence of any event described in the immediately preceding sentence, the Stockholders’ Committee shall make such adjustments to or interpretations of any provisions of this Agreement as it shall deem necessary, advisable or appropriate to carry out the intent of such provisions, provided however, that in no event shall any such adjustments limit or adversely affect the right of the Designating Stockholders to designate and have the Stockholders’ Committee support their Director Designee pursuant to Section 5.1(a)(i). If the Stockholders’ Committee deems it necessary, advisable or appropriate, any such adjustments may take effect from the record date, the “when issued trading date”, the “ex dividend date” or another appropriate date.
(b)    In the event of any business combination, restructuring, recapitalization or other extraordinary transaction involving APAM, its Subsidiaries or any of their respective securities or assets as a result of which any of the parties hereto (other than APAM) holds voting securities of a Person other than APAM, such party agrees that this Agreement shall also continue in full force and effect with respect to such voting securities of such other Person formerly representing or distributed in respect of Common Stock and Convertible Preferred Stock and the terms “Class A Common Stock”, “Class B Common Stock”, “Class C Common Stock”, “Convertible Preferred Stock” and “APAM” shall refer to such voting securities formerly representing or distributed in respect of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Convertible Preferred Stock, and such other Person, respectively. Upon the occurrence of any event described in the immediately preceding sentence, the Stockholders’ Committee shall make such adjustments to or interpretations of any provisions of this Agreement as it shall deem necessary, advisable or appropriate to carry out the intent of such provisions, provided however, that in no event shall any such adjustments limit or adversely affect the right of the Designating Stockholders to designate and have the Stockholders’ Committee support their Director Designee pursuant to Section 5.1(a)(i). If the Stockholders’ Committee deems it necessary, advisable or appropriate, any such adjustments may take effect from the record date or another appropriate date.
Section 8.2    Further Assurances. The parties to this Agreement shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary to make effective this Agreement and the transactions contemplated hereby.
Section 8.3    Actions on Behalf of Holders of Convertible Preferred Stock. For so long as the Designating Stockholders hold Convertible Preferred Stock and Preferred Units remain outstanding, APAM, in its capacity as a Preferred Unit Holder, shall not waive or fail to enforce or take any action that would constitute a waiver of any rights of a Preferred Unit Holder under the Partnership Agreement without the express written consent of the Designating Stockholders together holding a majority of the outstanding shares of Convertible Preferred Stock and Preferred Units (other than Preferred Units held by APAM).

ARTICLE IX
MISCELLANEOUS
Section 9.1    Term of the Agreement; Termination of Certain Provisions.
(a)    This Agreement may be terminated in its entirety as follows:
(i)    at any time by written consent of all of the parties to this Agreement; or
(ii)    following the earlier of (i) the date on which shares of Class B Common Stock no longer have Preferential Voting Rights and (ii) the fifth anniversary of the consummation of the IPO, in either case by written consent of Covered Persons holding at least two-thirds of the total number of outstanding shares of Covered Common Stock, provided however, that this Agreement may be terminated pursuant to this clause (ii) only if the obligations of the Stockholders’ Committee to vote the Covered Common Stock in support of Director Designees designated pursuant to clauses (i) and (ii) of Section 5.1(a) have terminated.
(b)    Any Person whose employment with APAM or any of its Subsidiaries has been terminated or whose fulltime or part-time professional efforts were, but are no longer, devoted to providing services to, APAM or one or more of its Subsidiaries shall cease to be a Covered Person and shall no longer be bound by, or have any rights pursuant to, the provisions of this Agreement, and such Person’s name shall be removed from Schedule A to this Agreement. AIC may, by providing written notice to APAM, withdraw its Common Stock from this Agreement upon Andrew A. Ziegler’s ceasing to be a member of the Stockholders’ Committee. Upon APAM’s receipt of such written notice, AIC shall no longer be a Covered Person and such Common Stock shall no longer be Covered Common Stock subject to this Agreement.
(c)    Section 3.4 shall survive the termination of this Agreement and shall continue to apply to each Person who ceases to be a Covered Person.
Section 9.2    Amendments and Waivers. Any provision of this Agreement may be amended or waived in writing by (i) APAM, (ii) the Stockholders’ Committee, and (iii) the holders of a majority of the aggregate number of shares of Covered Common Stock, provided that (A) any amendment to or waiver of Section 4.1 or Section 5.1(a)(iii) shall require the consent of AIC, (B) any amendment to or waiver of Section 5.1(a)(i), Section 5.1(c) (with respect to the director designated pursuant to Section 5.1(a)(i)), Section 5.1(e), Section 5.3, Section 6.2, Section 8.1, Section 8.3, Section 9.1(a)(ii) or this clause (B) of Section 9.2 shall require the consent of Designating Stockholders together holding a majority of the Convertible Preferred Stock and Preferred Units (other than Preferred Units held by APAM), and (C) any amendment to or waiver of Section 5.1(a)(ii) or Section 5.1(c) (with respect to the director designated pursuant to Section 5.1(a)(ii)) shall require the consent of Persons holding a majority of the Class A Common Units. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 9.3    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware.
Section 9.4    Consent to Jurisdiction.
(a)    Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court declines jurisdiction, the courts of the State of Delaware sitting in Wilmington, Delaware and of the United States District Court for the District of Delaware sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such United States District Court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.4(a). Each party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
(c)    Each party irrevocably consents to service of process in the manner provided for notices in Section 9.8. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law.
Section 9.5    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.
Section 9.6    Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 9.7    Relationship of Parties. The terms of this Agreement are not intended to create a separate entity for United States federal income tax purposes, and nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.
Section 9.8    Notices.
(a)    Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy or electronic transmission to a party at its address as indicated below:
if to a Covered Person or the Stockholders’ Committee:
c/o Artisan Partners Asset Management Inc.
875 E. Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
Telephone: (414) 390-6100
Fax: (414) 390-6139
Attention: General Counsel
and
if to Artisan Partners Asset Management Inc.:
Artisan Partners Asset Management Inc.
875 E. Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
Telephone: (414) 390-6100
Fax: (414) 390-6139
Attention: General Counsel
Electronic Mail: contractnotice@artisanpartners.com
And
if to a Designating Stockholder, to the address listed on Schedule B hereto.
APAM shall be responsible for notifying each Covered Person, each Designating Stockholder and each member of the Stockholders’ Committee, as applicable, of the receipt of a communication, demand or notice under this Agreement relevant to such Covered Person, Designating Stockholder or member at the address of such Covered Person, Designating Stockholder or member then in the records of APAM (and each Covered Person, Designating Stockholder and member of the Stockholders’ Committee shall notify APAM of any change in his address for communications, demands and notices).
(b)    Unless otherwise provided to the contrary herein, any notice may be given by telecopy or electronic transmission.

Section 9.9    Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Any provision of this Agreement that is unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9.10    Third-Party Rights. Except as provided in clause (ii) of Section 5.1(a) and Section 5.1(c), nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Stockholders’ Committee any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
Section 9.11    Binding Effect. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors, legal representatives and assigns.
Section 9.12    Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.
Section 9.13    Execution in Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.13.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
ARTISAN PARTNERS ASSET
MANAGEMENT INC.
By: /s/ Janet D. Olsen
    Name: Janet D. Olsen
    Title: Executive Vice President, Chief Legal
Officer and Secretary
ARTISAN INVESTMENT CORPORATION
By: /s/ Janet D. Olsen
    Name: Janet D. Olsen
    Title: Senior Vice President & Secretary
Each COVERED PERSON initially listed on Schedule A
By: /s/ Janet D. Olsen
    Name: Janet D. Olsen
    Title: Attorney-in-Fact

[Signature Page to Stockholders Agreement]

DESIGNATING STOCKHOLDERS initially listed on Schedule B

H&F BREWER AIV II, L.P.
By:    Hellman & Friedman Investors V, L.P.
By:    Hellman & Friedman LLC
By: /s/ Allen R. Thorpe
    Name: Allen Thorpe
    Title: Managing Director
HELLMAN & FRIEDMAN CAPITAL ASSOCIATES V, L.P.
By:    Hellman & Friedman LLC
By: /s/ Allen R. Thorpe
    Name: Allen Thorpe
    Title: Managing Director
H&F BREWER AIV, L.P.
By:    Hellman & Friedman Investors V, L.P.
By:    Hellman & Friedman LLC
By: /s/ Allen R. Thorpe
    Name: Allen Thorpe
    Title: Managing Director

[Signature Page to Stockholders Agreement]

EXHIBIT A
To the Stockholders Agreement of

Artisan Partners Asset Management Inc.
JOINDER
In consideration of the [Transfer (as defined in the Stockholders Agreement)] [issuance by Artisan Partners Asset Management Inc.] to the undersigned of shares of [Covered] Common Stock (as defined in the Stockholders Agreement), the undersigned hereby consents and agrees to become a party to and be bound by the Stockholders Agreement (the “Stockholders Agreement”), dated as of March 12, 2013, as amended (receipt of a copy of which is hereby acknowledged), as fully as if the undersigned were one of the original Covered Persons (as defined in the Stockholders Agreement), and all shares of Covered Common Stock beneficially owned by the undersigned shall be held in accordance with and restricted by the terms of such Stockholders Agreement and such stockholder’s name shall be listed on Schedule A.
Dated: ____________________

Name of Covered Person:
Sign Name:
Print Name:
Address:

SSN/EIN:

Approved by:
ARTISAN PARTNERS ASSET MANAGEMENT INC.
By: ________________________________
    Name:
    Title:

Dated: ______________________________

EXHIBIT B
To the Stockholders Agreement of

Artisan Partners Asset Management Inc.
JOINDER
In consideration of the Transfer (as defined in the Stockholders Agreement) to the undersigned of shares of Convertible Preferred Stock or Preferred Units (as defined in the Stockholders Agreement), the undersigned hereby consents and agrees to become a party to and be bound by the Stockholders Agreement (the “Stockholders Agreement”), dated as of March 12, 2013, as amended (receipt of a copy of which is hereby acknowledged), as fully as if the undersigned were one of the original Designating Stockholders (as defined in the Stockholders Agreement), and such stockholder’s name shall be listed on Schedule B.
Dated: ____________________

Name of Designating Stockholder:
Sign Name:
Print Name:
Address:

SSN/EIN:

Approved by:
ARTISAN PARTNERS ASSET MANAGEMENT INC.
By: ________________________________
    Name:
    Title:

Dated: ______________________________